UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2006

MMC ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51968	98-0493819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Broadway, Suite 907 New York, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 977-0900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On November 21, 2006, MMC Energy, Inc. (the “Company”), issued a press release announcing that MMC Mid-Sun, LLC, a wholly owned subsidiary of MMC Energy, Inc., has closed on its previously announced acquisition of the Mid-Sun Power Plant located in Bakersfield, California, with a rated capacity of 22 MW from Taft Energy Partners, L.P., a Texas limited partnership. The Company funded the $1.25 million purchase price with cash on hand. Separately, as previously announced, the Company purchased an LM-2500 gas turbine at a price of $3.15 million for installation in this new facility.

MMC has begun the process of re-commissioning the Mid-Sun Power Plant which is slated to be back on line in January of 2007. The Bakersfield facility is a natural gas fired generation facility with modern control systems.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Released issued by MMC Energy, Inc. dated November 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 21, 2006	MMC ENERGY, INC.

	By:	/s/ Karl Miller
Name: Karl Miller
Title: Chief Executive Officer